Lynch Interactive Corporation                                       Attachment B
Statements of Operations  and Selected Balance Sheet Data
Unaudited
(In Thousands, Except Per Share Data)
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STATEMENTS OF OPERATIONS
                                                      Three Months Ended                    Six Months Ended
                                                                             Percent                                 Percent
                                                           June 30,         Increase             June 30,           Increase
                                                  --------------------------------------------------------------------------
                                                      2004         2003     (Decrease)       2004         2003     (Decrease)
                                                  --------------------------------------------------------------------------
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Revenues ......................................   $  21,631    $  21,343       1.3%       $  43,519    $  42,646       2.0%

Cost and Expenses:
Cost of service and sales .....................       7,671        7,304                      15,151      14,741
Selling, general and administration ...........       3,533        3,335                       6,859       6,742
Corporate office expense ......................       2,273        1,098                       3,246       1,868
Depreciation and amortization .................       4,927        4,913                      10,148       9,828
                                                  ---------    ---------                  ----------   ---------
Operating profit, in accordance with generally.
accepted accounting principles                        3,227        4,693      (31.2%)          8,115       9,467     (14.3%)

Other Income(Expense)
Investment income .............................          82           98                         810         656
Interest expense ..............................      (2,851)      (2,999)                     (5,670)     (6,025)
Equity in earnings of affiliated companies ....         886          679                       1,598       1,063
                                                  ---------    ---------                   ---------   ---------
                                                     (1,883)      (2,222)                     (3,262)     (4,306)
Income Before Income Taxes Minority
Interests .....................................       1,344        2,471                       4,853       5,161
Provision For Income Taxes ....................        (473)        (875)                     (1,922)     (1,951)
Minority Interests ............................        (487)        (440)                       (944)       (641)
                                                  ---------    ---------                   ---------   ---------
Net Income ....................................   $     384    $   1,156                   $   1,987   $   2,569
                                                  =========    =========                   =========   =========
Weighted Average Shares Used In Earnings
Per Share Computations ........................       2,774        2,787                       2,775       2,789

Basic and Diluted Earnings Per Share ..........   $    0.14     $    0.41                  $    0.72   $    0.92


Earnings Before Interest,Taxes, Depreciation,
 and Amortization - see Attachment A
Operating Subsidiaries ........................      10,427       10,704       -2.6%          21,509      21,163            1.6%
Corporate Office Expense ......................      (2,273)      (1,098)                     (3,246)     (1,868)
                                                  ---------    ---------                   ---------   ---------
Total EBITDA ..................................       8,154        9,606       -15.1%         18,263      19,295           -5.3%
Depreciation and amortization .................      (4,927)      (4,913)                    (10,148)     (9,828)
                                                  ---------    ---------                   ---------   ---------
Operating profit, in accordance with generally.
accepted accounting principles                    $   3,227    $   4,693                   $   8,115   $   9,467
                                                  =========    =========                   =========   =========

Capital Expenditures ..........................   $   3,693    $   5,698                   $   6,307    $   9,927


SELECTED BALANCE SHEET DATA
                                                                                                       June 30,     Dec. 31,
                                                                                                         2004         2003
                                                                                                      ----------------------
Cash and Cash Equivalents .........................................................................   $  25,932    $  26,556
Total Debt ........................................................................................     181,130      179,239
Minority Interests ................................................................................      10,784        9,763
Shareholders' Equity ..............................................................................      32,404       29,887

Shares Outstanding at Date ........................................................................       2,772        2,780
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